Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

by and among

FLOTEK INDUSTRIES, INC.

AS ISSUER,

THE GUARANTORS PARTY HERETO

AND

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

5.25% Convertible Senior Secured Notes due 2028

Dated as of March 31, 2010

Supplemental To Indenture For Senior Secured Debt Securities

Dated as of March 31, 2010

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Section 8.03.	Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder	28

Article 9 Conversion		31

Section 9.01.	Conversion of Securities	31
Section 9.02.	Adjustments to Conversion Rate	37
Section 9.03.	Adjustment to Common Stock Delivered Upon Certain Fundamental Changes	43
Section 9.04.	Effect of Recapitalizations, Reclassifications, and Changes of Common Stock	44
Section 9.05.	Responsibility of Trustee	45
Section 9.06.	Stockholder Rights Plan	46
Section 9.07.	No Stockholder Rights	46
Section 9.08.	Withholding Taxes for Adjustments in Conversation Rate	46

Article 10 Guarantee of Securities		46

Section 10.01.	Securities Guarantee	46
Section 10.02.	Release of A Guarantor; Termination Of Securities Guarantee	46

ARTICLE 11 Security Documents		47

Section 11.01.	Collateral and Security Documents	47
Section 11.02.	Recording and Opinions	47
Section 11.03.	Release of Collateral	48
Section 11.04	Certificates of the Company	49
Section 11.05.	Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements	50
Section 11.06.	Certificate of the Trustee	50
Section 11.07.	Enforcement of Security Documents and Protection of Collateral	51
Section 11.08.	Authorization of Receipt of Funds by Trustee Under the Security Documents	51
Section 11.09.	Collateral Agent	51
Section 11.10.	Designations	52
Section 11.11.	Termination of Liens	52
Section 11.12.	Excluded Securities	52
Section 11.13.	Automatic Waiver of Covenants in Security Documents	52

Article 12 Miscellaneous		53

Section 12.01.	Compliance with Trust Indenture Act	53
Section 12.02.	No Defeasance	53
Section 12.03.	Communication by Holders with other Holders	53
Section 12.04.	Rules by Trustee, Paying Agent and Registrar	53
Section 12.05.	Governing Law	53
Section 12.06.	No Recourse Against Others	53
Section 12.07.	Successors	53
Section 12.08.	Multiple Originals	53
Section 12.09.	Table of Contents; Headings	53
Section 12.10.	Severability Clause	53
Section 12.11.	Calculations	54
Section 12.12.	Ratification and Incorporation of Original Indenture	54

EXHIBIT A Form of the Security

iii

FIRST SUPPLEMENTAL INDENTURE dated as of March 31, 2010, among Flotek Industries, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature page hereto (the “Initial Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 5.25% Convertible Senior Secured Notes due 2028 (the “Securities”).

W I T N E S S E T H:

WHEREAS, this First Supplemental Indenture is supplemental to the Original Indenture.

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of the Securities, in an aggregate principal amount not to exceed $36,004,000, and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

WHEREAS, pursuant to Section 3.1 of the Original Indenture, the Company may establish one or more series of Securities from time to time as authorized by a supplemental indenture of which the Securities shall be one such series.

WHEREAS, the Form of Security, the certificate of authentication to be borne by each Security, the Form of Conversion Notice, the Form of Fundamental Change Purchase Notice, the Form of Purchase Notice and the Assignment Form to be borne by the Securities are to be substantially in the forms hereinafter provided for.

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this First Supplemental Indenture as guarantors of the Securities. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Securities Guarantee, when the Securities are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company and the Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Scope of First Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, which shall be limited to $36,004,000 aggregate principal amount Outstanding and which shall be issued on the Issue Date, and shall not apply to any other Securities that may be issued under the Original Indenture. The provisions of the First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02. Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture and for purposes of the Original Indenture as it relates to the Securities shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this First Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accredited Investors” means an “accredited investor” as described in Rule 501 under the Securities Act.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.02 hereof.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Beneficial Ownership Limitation” shall mean, for purposes of determining the extent to which any Holder’s right to convert its Securities into shares of Common Stock is limited by Section 9.01(h), 9.99% of the sum of (i) the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion, plus (ii) the number of shares of Common Stock the beneficial ownership of which such Holder (together with such Holder’s Affiliates and any other Persons acting as a group together with such Holder or any of such Holder’s Affiliates) has the right to acquire within 60 days (other than upon such conversion). For purposes of the foregoing sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. A Holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation as it applies to such Holder, provided that any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

“Bid Solicitation Agent” means, initially, the Trustee. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent shall not be the Company’s Affiliate. The Bid Solicitation Agent shall solicit bids from securities dealers in accordance with Section 9.01 that are believed by the Company to be willing to bid for the Securities.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Collateral” means all the collateral provided for and described in the Security Documents.

“Collateral Agent” means the Trustee in its capacity as collateral agent under the Security Documents, and any successor thereto in such capacity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Company’s common stock, par value $0.0001 per share at the date of this First Supplemental Indenture or, subject to Section 9.04, shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Contingent Interest” has the meaning set forth in Exhibit A attached hereto.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Period” means, with respect to any Securities:

(i) with respect to any Conversion Date that occurs on or after the 25th Scheduled Trading Day prior to the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on and including the 22nd Scheduled Trading Day prior to the Maturity Date (whether or not the Maturity Date is a Scheduled Trading Day) (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day);

(ii) with respect to any Securities called for redemption, the 20 consecutive VWAP Trading Day Period beginning on and including the 22nd Scheduled Trading Day prior to the Redemption Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

(iii) in all other instances, the 20 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the related Conversion Date in respect of such Securities.

“Conversion Price” at any time means a dollar amount (initially $22.75) equal to $1,000 divided by the Conversion Rate at such time.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of March 31, 2010 among the Company, as borrower, Whitebox Advisors LLC, as administrative agent, and the lenders named therein, as amended, restated, supplemented, waived, or replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructure or otherwise modified from time to time.

“Credit Agreement Indebtedness” means Debt and other obligations Incurred or arising under or in respect of the Credit Agreement, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Credit Facilities Collateral Agent” means Whitebox Advisors LLC, in its capacity as administrative agent for the lenders party to the Credit Agreement, or any successor thereto in such capacity, or any Person otherwise designated the “Credit Facilities Collateral Agent” pursuant to the Intercreditor Agreement.

“Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, one-twentieth (1/20) of the product of (a) the Conversion Rate on such day and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 9.04) on such VWAP Trading Day.

“Daily Settlement Amount” means, for each of the 20 VWAP Trading Days during the applicable Conversion Period:

(i) cash equal to the lesser of $50.00 and the Daily Conversion Value relating to such VWAP Trading Day; and

(ii) if such Daily Conversion Value exceeds $50.00, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $50.00, divided by (B) the Daily VWAP of the Common Stock (or the consideration into which Common Stock has been exchanged in connection with certain corporate transactions) for such VWAP Trading Day, subject to adjustment pursuant to Section 9.02(l).

“Daily VWAP” means for each of the 20 consecutive VWAP Trading Days during the Conversion Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page FTK.UQ <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, using a volume-weighted method if reasonably practical, as determined in good faith by the Company).

“Discharge of Priority Lien Obligations” means payment in full in cash of the principal of and interest and premium, if any, on all Debt constituting Priority Lien Obligations secured by any Collateral, or, with respect to Hedging Obligations constituting Priority Lien Obligations secured by any Collateral, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of such Priority Lien Obligations, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other obligations in respect of any Priority Lien Obligation secured by any Collateral that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

“Exchanged Securities” means the Company’s 5.25% Convertible Senior Notes due 2028 issued under the Exchanged Securities Indenture, in exchange for which the Company has issued or will issue the Securities.

“Exchanged Securities Issue Date” means February 14, 2008, which is the date the Exchanged Securities were issued under the Exchanged Securities Indenture.

“Exchanged Securities Indenture” means the Indenture dated as of February 14, 2008 among the Company, the guarantors party thereto and the Trustee, as supplemented by the First Supplemental Indenture dated as of February 14, 2008 among the Company, the guarantors party thereto and the Trustee.

“Exchanged Securities Underwriter” means Bear, Stearns & Co. Inc.

“Excluded Securities” means that portion of the Capital Stock or other securities of any Subsidiary pledged as Collateral (but for the provisions of Section 11.12 hereof) the value (defined as the principal amount, par value, book value as carried by the Company or market value, whichever is greatest) of which, when considered in the aggregate with all other Capital Stock or other securities of such Subsidiary subject to a security interest under any of the Security Documents, exceeds 19.99% of the principal amount of the then outstanding Securities; provided, however, in the event that Rule 3-16 of Regulation S-X promulgated by the SEC is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock or other securities secure the Securities or the

Securities Guarantee, then the Capital Stock or other securities of such Subsidiary shall automatically be deemed to be Excluded Securities but only for so long as and to the extent necessary to not be subject to such requirement; provided further, however, that if any Priority Lien Obligation is secured by a security interest in any securities that are Excluded Securities, such Priority Lien Obligation is registered under the Securities Act, and, in connection with such registration, the Company is required to file with the SEC (or any other governmental agency) separate financial statements of the Subsidiary of the Company that is the issuer of such Capital Stock or other securities, then such Capital Stock or other securities shall not be considered Excluded Securities.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(1)	any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the Beneficial Owner of Common Equity of the Company representing more than 50% of the ordinary voting power of the Company’s Common Equity;

(2)	consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving entity or transferee or parent thereof immediately after such event shall not be a Fundamental Change; or

(3)	the Company’s Common Stock (or other Reference Property into which the Securities are then convertible) ceases to be listed on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of 30 consecutive Scheduled Trading Days, provided, however, that a Fundamental Change described in clause (2) of the definition above shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with the transaction or transactions constituting the Fundamental Change described in clause (2) consists of shares of common stock (or depositary receipts or shares evidencing common stock) traded on a U.S. national or regional securities exchange, or which shall be so traded when issued or exchanged in connection with such Fundamental Change as described in clause (2) of the definition above (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the Securities become convertible into such consideration.

“Guarantors” means (i) initially, the Initial Guarantors and (ii) each of the Company’s other Subsidiaries that provides a Securities Guarantee of the Securities pursuant to the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Priority Lien Obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, and the accrual of interest, fees and expenses under any Priority Lien Obligation Governing Documents or Priority Lien Obligation Security Documents evidencing, governing or securing any Priority Lien Obligations, shall not be deemed the Incurrence of Priority Lien Obligations.

“Indenture” means the Original Indenture, as amended and supplemented by this First Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Intercreditor Agreement” means (i) that certain Lien Subordination and Intercreditor Agreement, dated as of the Issue Date, by and among the Company, the Credit Facilities Collateral Agent, the Collateral Agent and the grantors and guarantors named therein, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, and (ii) after the termination of the Intercreditor Agreement referred to in clause (i) above, any other intercreditor agreement, with terms no less favorable to the Holders than the Intercreditor Agreement referred to in clause (i) above, entered into by and among the Company, one or more representatives for any Priority Lien Obligations, the Collateral Agent and the grantors or guarantors named therein, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means March 31, 2010.

“Last Reported Sale Price” of the Common Stock (or any other security for which a Last Reported Sale Price must be obtained) means, on any date, the closing sale price per share of Common Stock or such security (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other security is listed for trading. If the Common Stock or such security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the mid-point of the last quoted bid and ask prices for the Common Stock or such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock or such security is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock or such security on the relevant date from each of at least three nationally recognized independent investment banking firms (which may include the Exchanged Securities Underwriter or its Affiliates) selected by the Company for this purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Market Capitalization” means, as of any Trading Day, the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the number of issued and outstanding shares of Common Stock as reflected in the Company’s most recent periodic or other report filed with the SEC.

“Market Disruption Event” means, for the purpose of the definition of Trading Day, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President of such Person.

“Original Indenture” means the indenture for Senior Debt Securities dated as of March 31, 2010 by and among the Company, the guarantors party thereto and the Trustee.

“Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to Treasury Regulation Section 1.1275-4 or any successor provision.

“Other Permitted Collateral Liens” means (i) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established; (ii) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations; (iii) Liens for taxes, assessment or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings; (iv) Liens securing purchase money debt or obligations under any lease of any property or assets which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease, provided that (A) the aggregate principal amount of the obligations secured by such Liens shall not exceed $5,000,000 at any time outstanding, and (B) each such Lien encumbers only the property or assets purchased in connection with the creation of any such purchase money debt or the subject of any such capital lease; (v) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases; (vi) encumbrances consisting of minor easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Company or any Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use; (vii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution; (viii) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (ix) judgment and attachment Liens not giving rise to an Event of Default, provided that no action to enforce any such Lien has been commenced; and (x) Liens existing on the date hereof on equipment and vehicles securing Debt existing on the date hereof.

“Permitted Collateral Liens” means (i) Liens on the Collateral securing Priority Lien Obligations in a principal amount which, when taken together with the principal amount of all other Priority Lien Obligations permitted by this clause (i) then outstanding (other than Hedging Obligations secured by Priority Liens), does not exceed the sum of (A) $50,000,000, plus (B) the aggregate amount of all interest accrued under the Priority Lien Obligation Governing Documents evidencing or governing any such Priority Lien Obligations which, since the Issue Date, has been capitalized and added to the principal of any such Priority Lien Obligations, (ii) Liens on the Collateral securing other Priority Lien Obligations (including without limitation Credit Agreement Indebtedness not otherwise permitted under clause (i) above) in a principal amount which, when taken together with the principal amount of all other Priority Lien Obligations permitted by this clause (ii) then outstanding, does not exceed $10,000,000, so long as Market Capitalization is $100,000,000 or more for at least 20 Trading Days during the period of 30 consecutive Trading Days ending immediately prior to the date of Incurrence of such Priority Lien Obligations; (iii) Liens on the Collateral securing the Securities and the Securities Guarantee; and (iv) Liens on the Collateral constituting Other Permitted Collateral Liens. For the avoidance of doubt, any Lien on the Collateral securing Credit Agreement Indebtedness Incurred or arising under or in respect of the Credit Agreement as in effect on the Issue Date shall be deemed to be permitted pursuant to clause (i) of this definition.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Priority Lien” means any Lien on any Collateral for the benefit of the holders of any Debt or other obligations of the Company or any of its Subsidiaries (including without limitation any Hedging Obligations) that are designated by the Company, as permitted by this First Supplemental Indenture, to rank prior to the Liens on such Collateral for the benefit of the Holders.

“Priority Lien Obligation” means any Debt or other obligations (including without limitation any Hedging Obligations) that are secured by a Priority Lien. The relative priorities of the Liens securing the Priority Lien Obligations are determined by agreement among the holders of the Priority Lien Obligations.

“Priority Lien Obligation Governing Documents” means any instrument or document evidencing or governing any Priority Lien Obligation, as amended, restated, supplemented, waived, or replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructure or otherwise modified from time to time.

“Priority Lien Obligations Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust and collateral assignments defining the terms of the Priority Liens, as amended, restated, supplemented, waived or otherwise modified from time to time.

“QIB” a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registration Statement” means a Registration Statement of the Company filed under the Securities Act.

“Regular Record Date” for the payment of interest on the Securities (including Contingent Interest and Additional Interest, if any), means the February 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on February 15 and August 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on August 15.

“Regulation S” means Regulation S under the Securities Act.

“Restricted Securities Legend” means the legend set forth in Section 2.03(a) hereof.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 506” means Rule 506 under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this First Supplemental Indenture.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. §§77a-77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust and collateral assignments defining the terms of the Liens that secure the Securities and the Securities Guarantee, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Stated Maturity” means February 15, 2028.

“Stock Price” means, in respect of a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (i) if such Fundamental Change is a transaction set forth in clause (2) of the definition thereof, and holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Fundamental Change.

“Trading Day” means any day during which (i) trading in the Common Stock generally occurs on the primary United States national securities exchange or market on which the Common Stock (or other security in question) is listed or admitted for trading and (ii) there is no Market Disruption Event.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company will select, but if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally-recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be determined by the Company’s Board of Directors based on a good faith estimate of the fair value of the Securities; provided however that, for purposes of determining the Trading Price pursuant to Section 9.01(a)(ii), if the Bid Solicitation Agent cannot reasonably obtain on any Trading Day at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities for such Trading Day will be deemed to be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day.

“Transfer Restricted Security” means any Securities that bear or are required to bear the Restricted Securities Legend.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” shall mean “Business Day.”

Section 1.03. Other Definitions.

Term	Defined in Section
“Additional Shares”	9.03(a)
“Company Notice”	8.03(a)
“Company Notice Date”	8.03(a)
“Conversion Date”	9.01(c)
“Conversion Obligation”	9.01(d)(i)
“Conversion Rate”	9.01
“Effective Date”	9.03(b)
“Fundamental Change Purchase Date”	8.01
“Fundamental Change Purchase Notice”	8.01(b)
“Fundamental Change Purchase Price”	8.01
“Measurement Period”	9.01(a)(ii)
“Net-Share Settlement”	9.01(d)
“Paying Agent”	2.04
“Purchase Date”	8.02(a)
“Purchase Notice”	8.02(a)
“Purchase Price”	8.02(a)
“Redemption Price”	4.01(b)
“Reference Property”	9.04
“Registrar”	2.04
“Reorganization Event”	9.04

Term	Defined in Section
“Spin-Off”	9.02(c)

Section 1.04. Rules of Construction. In addition to the rules of construction set forth in Section 1.1 of the Original Indenture, unless the context otherwise requires:

(a) “or” is not exclusive;

(b) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(c) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock and (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock; and

(d) references to the Company and its Subsidiaries on a consolidated basis shall be deemed to include any other Guarantor.

ARTICLE 2

THE SECURITIES

Section 2.01. Title; Amount and Issue of Securities; Principal and Interest.

(a) The Securities shall be known and designated as the “5.25% Convertible Senior Secured Notes due 2028” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is limited to $36,004,000, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, 2.05, 8.03, 9.01 hereof, or Sections 3.4, 3.5, 3.6, 6.14 or 11.7 of the Original Indenture.

(b) The Securities issued on the Issue Date will be offered and sold by the Company pursuant to an Exchange Agreement only to (i) Accredited Investors in reliance on Rule 506 and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.

(c) The Securities shall mature on February 15, 2028 unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

(d) Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on February 15 and August 15 in each year, commencing August 15, 2010. For purposes of this First Supplemental Indenture, the Securities, and the Security Documents, unless the context clearly requires otherwise, references to “interest” shall include Additional Interest and Contingent Interest.

(e) A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including Contingent Interest and Additional Interest, if any), on such Security on the corresponding Interest Payment Date, notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Contingent Interest and Additional Interest, if any) payable on such Securities on such Interest Payment Date. Notwithstanding the foregoing, no such payment of interest (including Contingent Interest and Additional Interest) need be made by any converting Holder (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest (including Contingent Interest and Additional Interest, if any) existing at the time of conversion of such Security. Except as described above, no interest, Contingent Interest or Additional Interest, if any, on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of shares of Common Stock or the combination of cash and shares of Common Stock, if applicable, pursuant to Article 9 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Contingent Interest and Additional Interest, if any, to, but not including, the related Conversion Date.

(f) Principal of, and any premium on, Securities shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee. Interest (including Contingent Interest and Additional Interest, if any) on Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02. Form of Securities; Authentication.

(a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) The Trustee shall authenticate and make available for delivery, upon a written order of the Company signed by two Officers, Securities for original issue on the Issue Date in an aggregate principal amount of up to $36,004,000.

Section 2.03. Legends.

(a) Except as otherwise provided by this Section 2.03, each certificate evidencing the Securities and any Common Stock issued upon conversion thereof (unless the Security being converted was not required hereunder to bear such legend) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER, THE REGISTRAR AND THE TRANSFER AGENT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.”

(b) Upon any sale or transfer of a Transfer Restricted Security pursuant to, and in accordance with, Rule 144, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Transfer Restricted Security if the Registrar receives (i) from the Holder, a written certification to the Company and the Registrar that its request for such exchange is made in reliance on Rule 144 (such certification to be included in the Assignment Form as set forth on the back of the Security) and (ii) from the Company, an Opinion of Counsel opining that the Restricted Securities Legend can be removed.

(c) Upon any sale or transfer of any Transfer Restricted Security pursuant to, and in accordance with, an effective Registration Statement with respect to the Securities, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Transfer Restricted Security if the Registrar receives (i) from the Holder, a written certification to the Company and the Registrar that its sale or transfer of the Security is made pursuant to such effective Registration Statement (such certification to be included in the Assignment Form as set forth on the back of the Security) and (ii) from the Company, an Opinion of Counsel opining that the Restricted Securities Legend can be removed.

(d) Upon the Holder of any Transfer Restricted Security becoming eligible to sell or transfer such Transfer Restricted Security pursuant to Rule 144(b)(1) under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Transfer Restricted Security if the Registrar receives (i) from the Holder, a written certification to the Company and the Registrar that its request for such exchange is made in reliance on Rule 144(b)(1) (such certification to be in the form set forth on the back of the Security) and (ii) from the Company, an Opinion of Counsel opining that the Restricted Securities Legend can be removed.

Section 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), which Registrar shall constitute a Security Register (as such term is defined in the Original Indenture), and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this First Supplemental Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this First Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Original Indenture. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.05. General Provisions Relating to Transfer and Exchange. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register.

In addition to the matters described in the 7th paragraph of Section 3.5 of the Original Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

Section 2.06. Intentionally Omitted.

Section 2.07. Original Issue Discount. The Securities are being issued with original issue discount. A Holder may obtain the issue price, the amount of original issue discount, the issue date and the yield to maturity for the Securities by submitting a written request for such information to Flotek Industries, Inc., 2930 West Sam Houston Parkway North, Suite 300, Houston, TX 77043, Attention: Chief Financial Officer.

ARTICLE 3

COVENANTS

Section 3.01. Payment of Securities. The Company shall promptly pay the principal of, interest (including Contingent Interest and Additional Interest, if any) and premium, if any, on the Securities on the dates and in the manner provided in the Securities and in this First Supplemental Indenture. Principal, interest (including Contingent Interest and Additional Interest, if any) and premium, if any, shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds in accordance with this First Supplemental Indenture immediately available funds sufficient to pay all principal, interest (including Contingent Interest and Additional Interest, if any) and premium, if any, then due.

The Company shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest (including Contingent Interest and Additional Interest, if any) payments hereunder.

Section 3.02. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this First Supplemental Indenture.

Section 3.03. Statement by Officer as to Default; Trading Price of Securities.

(a) The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such events which would constitute an Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

(b) The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company in an Officer’s Certificate, delivered at least five (5) Business Days prior to the applicable date of determination, specifying (i) the applicable dates on which the Bid Solicitation Agent shall determine the Trading Price of the Securities; (ii) the names of the two independent nationally recognized securities dealers from which the Bid Solicitation Agent shall request the secondary market bid quotations for the Securities; and (iii) the applicable provisions under the First Supplemental Indenture under which the Trading Price of the Securities is required to be determined.

Section 3.04. Additional Interest and Contingent Interest. If Additional Interest is payable by the Company or the Guarantors pursuant to Section 5.02, or if Contingent Interest is payable by the Company or the Guarantors pursuant to the terms of the Securities, the Company or the Guarantors shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest or Contingent Interest that is payable and (ii) the date on which such Additional Interest or Contingent Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest or Contingent Interest is payable. If the Company or the Guarantors have paid Additional Interest or Contingent Interest directly to the Persons entitled to it, the Company or the Guarantors shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 3.05. Calculation Of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be reasonably requested by the Trustee and relevant under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

Section 3.06. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its property or assets that constitute Collateral, whether owned at the Issue Date or thereafter acquired, other than Permitted Collateral Liens. Notwithstanding the foregoing, to the extent that any asset that does not already constitute Collateral is pledged after the Issue Date by the Company or any Guarantor to secure any Credit Agreement Indebtedness or other Priority Lien Obligations, such asset shall also be pledged to secure the Securities and the Securities Guarantee on an immediately junior basis in accordance with the Intercreditor Agreement to the Liens on such asset securing the Credit Agreement Indebtedness and other Priority Lien Obligations (subject to other Permitted Collateral Liens) and such asset will thereafter be deemed to be part of the Collateral.

ARTICLE 4

REDEMPTION OF SECURITIES

Section 4.01. Optional Redemption.

(a) Prior to February 15, 2013, the Securities shall not be redeemable.

(b) On and after February 15, 2013, subject to the terms and conditions of this Article 4, the Company may, at its option, redeem for cash all or a portion of the Securities, at a price (the “Redemption Price”) equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to but excluding the Redemption Date.

(c) In the event that the Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, the Redemption Price for any such Securities to be redeemed shall be 100% of the principal amount of such Securities, and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) shall be paid to the Holder on such Regular Record Date.

(d) The Securities are not subject to redemption through the operation of any sinking fund.

Section 4.02. Selection by Trustee of Securities to Be Redeemed. If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 4.02 or Section 11.3 of the Original Indenture shall affect the right of any Holder to convert any Securities pursuant to Article 9 before the termination of the conversion right with respect thereto.

Section 4.03. Notice of Redemption. The Company shall notify each Holder of Securities to be redeemed in the manner provided in Section 11.4 of the Original Indenture, except that notice of redemption shall be mailed not less than 91 nor more than 121 days prior to the Redemption Date. In addition to those matters set forth in Section 11.4 of the Original Indenture, a notice of redemption sent to the Holder shall state:

(a) the then current Conversion Rate and provide a statement that the Securities called for redemption may be converted at any time before the close of business on the third Scheduled Trading Day prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the relevant procedures;

(b) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(c) the name and address of the Paying Agent and the Conversion Agent; and

(d) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Additional Events of Default. In addition to those Events of Default set forth in Section 5.1 of the Original Indenture, the following events shall also be Events of Default with respect to the Securities:

(a) failure by the Company to comply with its obligation to convert the Securities in accordance with this First Supplemental Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of 10 days;

(b) failure by the Company to give a Company Notice of the occurrence of a Fundamental Change to Holders pursuant to Section 8.01 or notice of a specified corporate transaction (as described in Section 9.01(a)(iv)) to Holders, in each case when due;

(c) except as permitted by Section 10.02, any Securities Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary, or any person acting on its behalf, shall deny or disaffirm its obligation under the Securities Guarantee;

(d) failure by the Company for a period of 60 days after written notice from the Trustee or Holders of at least 25% in principal amount of Securities then outstanding has been received to comply with any obligation, covenant or agreement in the Indenture or under the Securities or the Security Documents (or 180 days after such notice with respect to any failure to comply with Section 12.01 hereof) (other than those referred to in clauses (a), (b), (c), (e), (f) and (g) of this Section 5.01);

(e) default by the Company or any Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary from the Trustee (or by the Company and the Trustee from Holders of at least 25% in principal amount of outstanding Securities);

(f) a final judgment or decree for the payment of $15,000,000 or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; and

(g) (i) the Company or any Guarantor repudiates or disaffirms its obligations under any of the Security Documents or a determination is made in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason with respect to any material portion of the Collateral, or (ii) any Security Document shall cease to be in full force and effect in all material respects (other than in accordance with the terms of the applicable Security Document, the Intercreditor Agreement or this First Supplemented Indenture), or cease to be effective to grant the Collateral Agent a perfected Lien on any material portion of the Collateral (but only to the extent the applicable Security Documents contemplated perfection and except as a result of the Collateral Agent’s failure to file any necessary continuation statements or the Collateral Agent’s or the Credit Facilities Collateral Agent’s failure to maintain possession of any stock certificates, notes or other instruments or possessory collateral delivered to it) with the priority purported to be created hereby (other than in accordance with the terms of the applicable Security Document, the Intercreditor Agreement or this First Supplemental Indenture).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clauses (d) or (e) of this Section 5.01 will not constitute an Event of Default until the Trustee notifies the Company (or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company and the Trustee) of the Default in writing and the Company does not cure such Default within the time specified in clauses (d) or (e) of this Section 5.01 after receipt of such notice.

Section 5.02. Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 12.01 of this First Supplemental Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.25% per annum. This Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under this First Supplemental Indenture. The Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 12.01 or Section 314(a)(1) of the Trust Indenture Act first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under Section 12.01 or Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). On such 365th day, such Additional Interest will cease to accrue and the Securities will be subject to acceleration and other remedies as provided in this Article 5 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 5.02 will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default.

Section 5.03. Limitation on Suits. Subject to Section 5.8 of the Original Indenture, a Holder may not pursue any remedy with respect to this First Supplemental Indenture or the Securities unless:

(a) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

(c) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this First Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

ARTICLE 6

DISCHARGE OF INDENTURE

Section 6.01. Discharge of Liability on Securities. Article 4 of the Original Indenture shall not apply to the Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Conversion Periods have elapsed) and the Company or the Guarantors shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to satisfy the Company’s obligation to convert all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company or the Guarantors shall deposit with the Trustee cash and shares of Common Stock, if any, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid to such Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company or the Guarantors shall also pay or cause to be paid all other sums payable hereunder or under the Security Documents by the Company or any Guarantor, then the Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest (including Contingent Interest and Additional Interest, if any) or premium, if any, with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Collateral Agent and Registrar under the Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 6.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Collateral Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Collateral Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Collateral Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Collateral Agent and Registrar in connection with the Indenture with respect to the Securities.

Section 6.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under the Indenture with respect to the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company or the Guarantors make any payment of principal amount of, interest (including Contingent Interest and Additional Interest, if any) or premium, if any, on any Security following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 6.03. Officer’s Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 6.01, the Company shall furnish to the Trustee an Officer’s Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with.

ARTICLE 7

AMENDMENTS

Section 7.01. Without Consent of Holders. In addition to the matters described in Section 9.1 of the Original Indenture, the Company, the Guarantors and the Trustee may amend or supplement this First Supplemental Indenture, any Security Documents or the Intercreditor Agreement, without the consent of any Holder, for one or more of the following purposes:

(a) to provide for the addition of Collateral; or

(b) to provide for the release of Collateral in accordance with the terms of Section 11.03 or 11.11 hereof.

Section 7.02. With Consent of Holders. In addition to the matters described in Section 9.2 of the Original Indenture, the Company, the Guarantors and the Trustee may not, without the consent of each Holder of Securities affected, amend or waive any portion of this First Supplemental Indenture, the Securities, any Security Documents or the Intercreditor Agreement for one or more of the following purposes:

(a) to extend the stated time for payment of interest, including Contingent Interest and Additional Interest, if any, or premium, on any Security;

(b) to otherwise impair the right of any Holder to receive payment of principal of, or interest (including Contingent Interest and Additional Interest, if any) or premium, if any, on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(c) to make any change that impairs or adversely affects the conversion rights of any Securities;

(d) to reduce the Redemption Price, the Fundamental Change Purchase Price or the Purchase Price payable upon the redemption or repurchase or conversion of any Security or amend or modify in any manner adverse to Holders of the Securities the Company’s obligation to make such payments;

(e) except as provided in Section 7.01(b) or 11.11 hereof, to release any substantial part of the Collateral; or

(f) to make any changes to the amendment provisions or to the waiver provisions which require each Holder’s consent.

ARTICLE 8

PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL

CHANGE; PURCHASE AT THE OPTION OF HOLDERS

Section 8.01. Purchase at the Option of the Holder Upon a Fundamental Change.

If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date specified by the Company that is no earlier than the 10th calendar day and no later than the 35th calendar day after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 8.03(d)) (the “Fundamental Change Purchase Date”). The Company shall purchase such Securities at a price (the “Fundamental Change Purchase Price”), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, including any Contingent Interest and Additional Interest, to but excluding the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the principal amount of Securities to be purchased, and accrued and unpaid interest, including Contingent Interest and Additional Interest, if any, shall be paid to the Holder of record on the Regular Record Date.

(a) Notice of Fundamental Change. The Company shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 8.03(a) hereof, on or before the 20th calendar day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

(b) Exercise of Option. For a Security to be so purchased at the option of the Holder, such Holder must deliver to the Paying Agent such Security duly endorsed for transfer, together with a written notice of purchase (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” attached to the Security duly completed, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

(i) the certificate numbers of the Securities which the Holder shall deliver to be purchased;

(ii) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof; and

(iii) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6(b) of the Securities and in this First Supplemental Indenture.

(c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 8.01, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.03(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 of the Original Indenture) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 8.01. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), upon delivery of the Securities). Nothing herein shall preclude any withholding of tax required by law.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 8.02. Purchase of Securities at the Option of the Holder.

(a) A Holder shall have the option to require the Company to purchase any outstanding Securities of such Holder on each of February 15, 2013, February 15, 2018 and February 15, 2023 (each, a “Purchase Date”), at a price (the “Purchase Price”) which shall be paid in cash, equal to 100% of the principal amount of the Securities to be repurchased plus any accrued and unpaid interest, including any Contingent Interest and Additional Interest, if any, to but excluding the Purchase Date, upon:

(i) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date, stating:

(A) the certificate numbers of the Securities which the Holder will deliver to be purchased;

(B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof;

(C) that such Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6(a) of the Securities and in this First Supplemental Indenture; and

(ii) delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 8.02 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b) The Company shall purchase from a Holder, pursuant to this Section 8.02, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 8.02 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of delivery of the Securities.

(d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 8.02 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.03(b).

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(f) At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 8.02. Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Purchase Price of such Securities on the Business Day following the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest (including Contingent Interest and Additional Interest, if any) upon delivery of the Securities). Nothing herein shall preclude any withholding of tax required by law.

(g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 8.03. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder.

(a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders, beneficial owners of the Securities as required by applicable law, the Trustee and the Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 20th calendar day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice, as the case may be, to be completed by a Holder and shall state:

(i) the applicable Purchase Price or Fundamental Change Purchase Price, as the case may be;

(ii) if conversion is permitted under Section 9.01(a)(iv), the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

(iii) the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be, and the last date on which a Holder may exercise its repurchase rights under Section 8.01 or Section 8.02, as applicable;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or the Fundamental Change Purchase Price, as the case may be;

(vi) that Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice has been delivered may be surrendered for conversion only if the applicable Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(vii) that the Purchase Price or the Fundamental Change Purchase Price for any Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or the Fundamental Change Purchase Date, as applicable, or the time of delivery of such Securities;

(viii) the procedures the Holder must follow under Sections 8.01 or 8.02, as applicable, and Section 8.03;

(ix) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Securities covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including Contingent Interest and Additional Interest, if any) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

(x) the procedures for withdrawing a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be; and

(xi) in the case of a Company Notice pursuant to Section 8.01, the events causing a Fundamental Change and the effective date of the Fundamental Change.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Trustee shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Adequacy and Effect of Purchase Notice or Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. The Company shall reasonably determine whether the Purchase Notice, Fundamental Change Purchase Notice or written notice of withdrawal delivered by the relevant Holders satisfies the conditions set out in Section 8.01(b), Section 8.02(a) and Section 8.03 for such notices. The Company’s determination under this Section 8.03(b) will be binding and conclusive, absent manifest error.

Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 8.02(a) or Section 8.01(b), as applicable, the Holder of the Securities in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Securities. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Securities (provided the conditions in this Article 8 have been satisfied) and (y) the time of delivery of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 8.02 or Section 8.01, as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates, specifying:

(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) the certificate number of the Securities in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Securities which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 8.01 or Section 8.02 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the

Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute, the Guarantors shall endorse and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 8.02 or Section 8.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 8.02 or Section 8.01 to be exercised in the time and in the manner specified in Section 8.02 or Section 8.01. To the extent any other provision of this First Supplemental Indenture conflicts with any of the foregoing, the foregoing shall govern.

(e) Officer’s Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officer’s Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice (in the form prepared by the Company) required by Section 8.03(a) herein.

ARTICLE 9

CONVERSION

Section 9.01. Conversion of Securities.

(a) Right to Convert. Subject to the procedures for conversion set forth in this Article 9, a Holder may convert its Securities, in whole or in part (provided that the total principal amount of Securities converted are in integral multiples of $1,000), prior to January 15, 2028 at a rate (the “Conversion Rate”) of 43.9560 shares of Common Stock (subject to adjustment by the Company as set forth herein) per $1,000 principal amount of Securities when one or more of the conditions specified below are met and during the related specified period, subject to the limitations in clause (iii) of Section 9.01(a) and in Section 9.01(h). On and after January 15, 2028, as set forth under clause (b) below, a Holder may convert its Securities until the close of business on the second Business Day immediately preceding Stated Maturity regardless of the conditions specified below, subject to the limitations in Section 9.01(h).

(i) Conversion Upon Satisfaction of Sale Price Condition. A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 120% of the Conversion Price in effect on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. A Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(ii), for each Trading Day of the Measurement Period was less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day. In connection with any conversion in accordance with this Section 9.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for any Trading Day is greater than or equal to 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

(iii) Conversion Upon Notice of Redemption. If the Company calls any or all of the Securities for redemption, a Holder may surrender for conversion the Securities called for redemption at any time prior to the close of business on the third Scheduled Trading Day prior to the related Redemption Date, even if the Securities are not otherwise convertible at such time, after which time a Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price.

(iv) Conversion Upon Specified Corporate Transactions.

(A) If the Company elects to (1) distribute to all holders of Common Stock any rights or warrants entitling them to purchase, for a period expiring within 45 days after the Ex-Dividend Date of the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Price of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, or (2) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as determined by the Company’s Board of Directors, exceeding 15% of the Last Reported Sale Price on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders of such distribution and of their rights under this clause (A), in the manner provided in Section 1.7 of the Original Indenture, at least 61 days prior to the 25th Scheduled Trading Day before the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place even if the Securities are not otherwise convertible at such time.

(B) If the Company is party to a transaction described in clause (2) of the definition of Fundamental Change (without giving effect to the proviso set forth in the definition thereof relating to Publicly Traded Securities), the Company must notify Holders of such an event and of their rights under this clause (B), in the manner provided in Section 1.7 of the Original Indenture, at least 61 days prior to the 25th Scheduled Trading Day before the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until seven Scheduled Trading Days after the actual effective date of such transaction or, if later, the related Fundamental Change Purchase Date.

(C) A Holder may surrender all or a portion of such Holder’s Securities for conversion, if a Fundamental Change of the type described in clause (1) or (3) in the definition thereof occurs. In such event, Holders may surrender Securities for conversion at any time beginning on the actual Effective Date of such Fundamental Change until and including the date which is 61 days after the seventh Scheduled Trading Day following the actual effective date of such transaction or, if later, until the related Fundamental Change Purchase Date.

A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000. The number of shares of Common Stock issuable or the combination of cash payable and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 9.01(d).

(b) Conversion During Specified Period Immediately Prior to Stated Maturity. Subject to the limitations in Section 9.01(h), but notwithstanding anything else herein to the contrary, a Holder may surrender its Securities for conversion beginning on January 15, 2028, until the close of business on the second Business Day immediately preceding the Stated Maturity.

(c) Conversion Procedures. To effect the conversion of Securities a Holder must (i) complete and manually sign the conversion notice on the back of the Security, or a facsimile of such conversion notice; (ii) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent; (iii) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (iv) if required pursuant to Section 9.01(f) below, pay all transfer or similar taxes; and (v) if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder.

If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable or the combination of the cash payable and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, the Guarantors shall endorse and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Delivery of shares of Common Stock will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares of Common Stock.

(d) Settlement Upon Conversion. In the event that the Company receives a Holder’s notice of conversion upon satisfaction of one or more of the conditions to conversion described in this Section 9.01, the Company will notify the relevant Holders within two Scheduled Trading Days following the Conversion Date whether the Company will satisfy its obligation to convert the Securities through delivery of (x) shares of Common Stock pursuant to clause (ii) below (plus cash in lieu of fractional shares) or (y) a combination of cash and shares of Common Stock, if any (such method of settlement, a “Net-Share Settlement”) pursuant to clause (i) below; provided that the Company may not elect to satisfy such obligation pursuant to clause (ii) below if the Company has made the election to waive such right to do so as set forth in the immediately succeeding sentence or if the Conversion Period for the applicable Securities would not commence on or after the Scheduled Trading Day after the Company’s notice of settlement. At any time on or before the third Scheduled Trading Day prior to the applicable Conversion Period for a Net-Share Settlement, the Company may irrevocably waive, in its sole discretion without the consent of the Holders, by notice to the Trustee and to the Holders, its right to satisfy its Conversion Obligation in shares of its Common Stock pursuant to clause (ii) below (plus cash in lieu of any fractional shares). Notwithstanding the foregoing, if the Company elects to redeem the Securities, it will, in its notice of redemption, elect whether it will settle any conversions of Securities called for redemption pursuant to clause (i) or (ii) below (unless it has irrevocably elected to waive its right to satisfy its Conversion Obligation pursuant to clause (ii) below), which election shall apply to all Securities converted following the Company’s notice of redemption.

(i) If the Company chooses or has to satisfy its obligation to convert the Securities (the “Conversion Obligation”) by Net-Share Settlement (or if the Company has irrevocably elected to waive its right to satisfy its Conversion Obligation pursuant to clause (ii) below), upon conversion the Company will deliver to converting Holders cash and Common Stock, if any, in respect of each $1,000 principal amount of Securities being converted, equal to the aggregate Daily Settlement Amounts for each of the 20 VWAP Trading Days during the related Conversion Period; provided that the Company shall deliver cash in lieu of any fractional shares as described below in Section 9.01(e). The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Conversion Period.

The amount of cash and Common Stock, if any, delivered in respect of any Security converted pursuant to this clause (i) will be delivered to converting Holders as soon as practicable following the last VWAP Trading Day of the applicable Conversion Period.

(ii) If the Company elects to satisfy all of its Conversion Obligation with respect to Securities to be converted in shares of Common Stock, the Company will deliver to any converting Holder, for each $1,000 principal amount of the Securities, a number of shares of Common Stock equal to the Conversion Rate for such Securities, plus cash in lieu of any fractional shares determined as described below in Section 9.01(e).

The shares of Common Stock in respect of any Security converted (and cash in lieu of any fractional shares) pursuant to this clause (ii) will be delivered through the Conversion Agent as soon as practicable following the applicable Conversion Date for such Security.

(iii) With respect to a conversion of a Security pursuant to clause (ii) above, at and after the close of business on the Conversion Date, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company to the extent permitted by law. With respect to a conversion of a Security pursuant to clause (i) above by Net Share Settlement, on each VWAP Trading Day during the related Conversion Period, the Person in whose name any certificate representing any shares of Common Stock constituting the Daily Settlement Amount for such VWAP Trading Day is registered shall be treated as a stockholder of record of the Company of such number of shares to the extent permitted by law on and after the close of business on such VWAP Trading Day. On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Conversion Date or respective VWAP Trading Days, as the case may be, with respect to such conversion.

(e) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of the Common Stock on the Conversion Date (or, in the case of Net-Share Settlement, the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Conversion Period) by the fractional amount and rounding the product to the nearest whole cent.

(f) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(g) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.

(ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

(h) Holder’s Conversion Limitations. Notwithstanding anything herein to the contrary, a Holder shall have no right to convert its Securities into shares of Common Stock, pursuant to Section 9.01(a) hereof or otherwise, to the extent that, after giving effect to the issuance of Common Stock upon such conversion, such Holder (together with such Holder’s Affiliates and any other Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 9.01(h) applies, the determination of whether the Securities of any Holder are convertible (in relation to other securities owned by such Holder or any of such Holder’s Affiliates) and of which portion of the Securities of any Holder are convertible shall be in the sole discretion of such Holder, and the submission of a notice of conversion in accordance with Section 9.01(c) shall be deemed to be such Holder’s determination of whether its Securities are convertible (in relation to other securities owned by such Holder or any of such Holder’s Affiliates) and of which portion of its Securities are convertible, in each case subject to the Beneficial Ownership Limitation, and neither the Company nor the Conversion Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 9.01(h), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report filed with the SEC, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent of the Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

Section 9.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR'	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after (i) the Ex-Dividend Date for such dividend or distribution or (ii) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this clause Section 9.02(a) is declared but not so paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all holders of its Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this clause Section 9.02(b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this clause Section 9.02(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this clause Section 9.02(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

(c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:

(i) dividends or distributions as to which an adjustment applies under clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this clause (c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR'	=	the new Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off; provided that in respect of any conversion during the ten Trading Days following the effective date of any Spin-Off, references within the portion of this clause (c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or distribution is made to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Common Stock of the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective immediately after the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the new Conversion Rate in effect immediately following the last Trading Day of the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS'	=	the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this clause (e) shall become effective immediately following the tenth Trading Day next succeeding the date such tender or exchange offer expires; provided that, in respect of any conversion during the ten Trading Days following the date that any tender or exchange offer expires, references within this clause (e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the foregoing provisions of this Section 9.02, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution on the same terms as holders of Common Stock as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of the Securities held by such holder, without having to convert its Securities. Further, if the application of the foregoing formulas in this Section 9.02 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of share combinations).

(g) No adjustment to the Conversion Rate will be made unless as specifically set forth in this Section 9.02 and Section 9.03.

(h) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Exchanged Securities Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest (including Contingent Interest and Additional Interest, if any) on the Securities.

(i) No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the Securities are called for redemption or upon a Fundamental Change, all adjustments not previously made will be made for all the Securities to be converted after the Company’s notice of redemption to the applicable Redemption Date or after the Company’s notice of a Fundamental Change, as applicable.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.04 of this First Supplemental Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 9.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 9.02.

(l) If Net-Share Settlement applies and any provision of this Article 9 requires a calculation of an average of the Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to the Daily Settlement Amount (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

Section 9.03. Adjustment to Common Stock Delivered Upon Certain Fundamental Changes.

(a) If a Holder elects to convert Securities pursuant to Section 9.01(a)(iv) above in connection with a Fundamental Change on or following the effective date of the transaction and the transaction has an effective date occurring on or prior to February 15, 2013, subject to Section 9.04 below, the Conversion Rate for such converted Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion will be deemed to have occurred in connection with such Fundamental Change if such Securities are surrendered for conversion on or following the effective date of a Fundamental Change and prior to the expiration of the time during which Securities may be converted in respect of such Fundamental Change as specified in Section 9.01(a)(iv) and notwithstanding the fact that a Security may then be convertible because another condition to conversion also has been satisfied.

(b) The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the actual effective date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share of Common Stock with respect to such Fundamental Change; provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is greater than $100.00 per share (subject to adjustment as set forth in clause (c) below) or less than $17.50 per share (subject to adjustment as set forth in clause (c) below), then no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, the Conversion Rate shall not exceed 57.1429 per $1,000 principal amount of Securities on account of adjustments pursuant to this Section 9.03, subject to adjustments set out in Section 9.02(a) through (e).

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted pursuant to Section 9.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 9.02.

Section 9.04. Effect of Recapitalizations, Reclassifications, and Changes of Common Stock.

(a) If any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 9.02(a) applies), (ii) any consolidation, merger or combination of the Company with another Person, (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, or (iv) any statutory share exchange, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of Securities, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have been entitled to receive upon such Reorganization Event in respect of Common Stock, as provided below. If the Reorganization Event causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made. Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 9, Article 7 and Article 8 of this First Supplemental Indenture, Article 9 of the Original Indenture and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.

(b) Following the effective time of any such Reorganization Event, settlement of Securities converted shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Section 9.01(d)(i) and Section 9.01(d)(ii) above. The Conversion Rate will relate to units of Reference Property (a “unit” of Reference Property being the kind and amount of reference property that a holder of one share of Common Stock would have received in such transaction); and the Daily VWAP will be determined based on the Daily VWAP of one unit of Reference Property.

(c) The Company shall cause notice of the execution of any supplemental indenture required by this Section 9.04 to be mailed to each Holder, at its address appearing on the Securities Register provided for in Section 2.04 of this First Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section 9.04 shall similarly apply to successive Reorganization Events.

(e) If this Section 9.04 applies to any event or occurrence, Section 9.02 shall not apply in respect of such event or occurrence.

(f) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities as set forth in and subject to Section 9.01 prior to the effective time of such Reorganization Event.

Section 9.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine when the Securities become convertible, the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.1 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officer’s Certificate with respect thereto.

Section 9.06. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver Common Stock, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 9.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 9.07. No Stockholder Rights. For the avoidance of doubt, Holders of Securities will not have any rights as holders of Common Stock (including voting rights and rights to receive any dividends or other distributions on the Common Stock) if and until the Securities are converted into shares of Common Stock.

Section 9.08. Withholding Taxes for Adjustments in Conversation Rate. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and shares of Common Stock on the Securities of such Holder.

ARTICLE 10

GUARANTEE OF SECURITIES

Section 10.01. Securities Guarantee. The Securities shall be fully and unconditionally guaranteed by the Guarantors and the provisions of Article Fourteen of the Original Indenture shall apply to the Securities.

Section 10.02. Release of A Guarantor; Termination Of Securities Guarantee. All Subsidiaries that from time to time guarantee any of the Company’s indebtedness shall be Guarantors hereunder. A Guarantor shall be deemed released and relieved from all its obligations under its Securities Guarantee upon:

(a) a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor; or

(b) discharge of the Indenture with respect to the Securities as provided in Article 6 of this First Supplemental Indenture.

The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officer’s Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.02.

Any Guarantor not released in accordance with this Section 10.02 remains liable for the full amount of principal of and interest on the Securities as provided in the Securities and Article 14 of the Original Indenture.

ARTICLE 11

SECURITY DOCUMENTS

Section 11.01. Collateral and Security Documents. The Securities and the Securities Guarantee are secured as provided in the Security Documents, subject to the terms of the Intercreditor Agreement. Each Holder (i) hereby consents to the subordination of the Liens securing the Securities and the Securities Guarantee on the terms set forth in the Intercreditor Agreement, (ii) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) hereby authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement and to subject the Securities and the Securities Guarantee and the Liens securing the Securities and the Securities Guarantee to the provisions thereof. The foregoing provisions are intended as an inducement to the Senior Obligations Secured Parties (as defined the Intercreditor Agreement) to extend credit to the Company, and such Senior Obligations Secured Parties are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 11.01 to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby or by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Securities and the Securities Guarantee according to the intent and purposes herein expressed. The Company shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Securities and the Securities Guarantee, valid and enforceable Liens on all material portions of the Collateral (subject to the terms of this First Supplemental Indenture, the applicable Security Documents and the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Holders, perfected to the extent contemplated by the applicable Security Documents and immediately junior in priority in accordance with the Intercreditor Agreement (subject to other Permitted Collateral Liens) to any and all Liens at any time granted in the Collateral to secure the Priority Lien Obligations.

Section 11.02. Recording and Opinions.

(a) The Company will furnish to the Collateral Agent and the Trustee promptly (but in no event later than 20 Business Days) after the execution and delivery of this First Supplemental Indenture an Opinion of Counsel either:

(1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of the Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Security Documents, and reciting, with respect to the security interests in the Collateral, the details of such action; or

(2) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

(b) The Company will furnish to the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent) on or within one month of April 15 in each year beginning with April 15, 2010, an Opinion of Counsel either:

(1)(A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent) hereunder and under the Security Documents with respect to the security interests in the Collateral; or

(2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

(c) The Company will otherwise comply with the provisions of Section §314(b) of the Trust Indenture Act.

Section 11.03. Release of Collateral.

(a) Subject to subsections (b) and (c) of this Section 11.03, whether prior to or after the Discharge of Priority Lien Obligations, Collateral shall be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions hereof or of the Security Documents or the Intercreditor Agreement. Upon the request of the Company pursuant to an Officer’s Certificate or an Opinion of Counsel (or both to the extent requested by the Collateral Agent) to the effect that all conditions precedent hereunder have been met, the Company and the Guarantors shall be entitled to a release of any assets included in the Collateral (but, in the case of releases pursuant to clause (2) below, not on the proceeds of such assets, except to the extent such proceeds are applied to repay Priority Lien Obligations) from the Liens created by the Security Documents, and the Collateral Agent shall release such assets (but, in the case of releases pursuant to clause (2) below, not on the proceeds of such assets, except to the extent such proceeds are applied to repay Priority Lien Obligations) from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances:

(1) if all other Liens (other than Permitted Collateral Liens described in clause (iii) of the definition thereof) on that asset securing Priority Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, however, that after giving effect to the release, at least $5,000,000 of obligations secured by Priority Liens on the remaining Collateral remain outstanding or committed and no Default or Event of Default with respect to the Securities shall have occurred and be continuing under the Indenture as of the time of such proposed release;

(2) to enable the Company or any Guarantor to consummate sales, transfers, leases or other dispositions of that asset (to a Person who is not the Company or Subsidiary), including any such transactions by the Credit Facilities Collateral Agent in connection with an exercise of remedies against the Collateral on behalf of holders of any Priority Lien Obligations secured by such asset;

(3) if the Company or any Guarantor provides substitute collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company;

(4) if any Subsidiary that is a Guarantor is released from its Securities Guarantee, that Subsidiary’s assets shall also be released; or

(5) pursuant to an amendment, supplement or waiver in accordance with Article Nine of the Original Indenture and Article 7 hereof.

Subject to the provisions of Section 11.03(b) below, upon receipt of any necessary or proper instrument of termination, satisfaction or release prepared by the Company, the Collateral Agent shall, at the Company’s expense, execute, deliver or acknowledge such instruments to evidence the release of any Collateral required or permitted to be released pursuant to this First Supplemental Indenture, the Security Documents or the Intercreditor Agreement.

(b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Liens created by the Security Documents unless the Officer’s Certificate or Opinion of Counsel (or both to the extent requested by the Collateral Agent) required by this Section 11.03, dated not more than 30 days prior to the date of the application for such release, has been delivered to the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent).

(c) At any time when an Event of Default with respect to the Securities has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if it is not itself then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this First Supplemental Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

Section 11.04 Certificates of the Company.

(a) The Company will furnish to the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent), prior to each proposed release of Collateral from the Liens created by the Security Documents:

(1) all documents required by Section §314(d) of the Trust Indenture Act; and

(2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section §314(d) of the Trust Indenture Act.

The Trustee may, to the extent permitted by Sections 6.1 and 6.3 of the Original Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 11.05. Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair any Lien on the Collateral in contravention of the provisions of the Indenture if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents or the Intercreditor Agreement or pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents or the Intercreditor Agreement or of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of the Indenture. To the extent applicable, the Company will cause Section 314(d) of the Trust Indenture Act, relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Collateral Agent. Fees, charges and expenses incurred by the Trustee or the Collateral Agent in connection herewith, including the fees and expenses of any such engineer, appraiser or other expert, shall be reimbursed by the Company to the Trustee or the Collateral Agent (as applicable).

Notwithstanding anything to the contrary in Section 11.04 or in this Section 11.05, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, and upon such determination furnishes to the Trustee an Officer’s Certificate or Opinion of Counsel certifying such determination, that the terms of Section 314(d) of the Trust Indenture Act or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, whether or not issued to the Company by the SEC, or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to one or a series of released Collateral.

Section 11.06. Certificate of the Trustee. In the event that the Company elects to release Collateral in accordance with this First Supplemental Indenture or the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Sections 11.03 and 11.04 hereof, the Trustee shall determine whether it has received all documentation required by Section 314(d) in connection with such release and, based on such determination, shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 11.07. Enforcement of Security Documents and Protection of Collateral. Subject to the provisions of Articles Five and Six of the Original Indenture and of the Security Documents and Intercreditor Agreement, the Trustee in its sole discretion and without the consent of any Holder, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Documents; and

(2) collect and receive any and all amounts payable in respect of the Securities or the Securities Guarantee thereunder.

Subject to the provisions of Articles Five and Six of the Original Indenture and of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this First Supplemental Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral of the Security Documents or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee under the Security Documents or this First Supplemental Indenture).

Section 11.08. Authorization of Receipt of Funds by Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to such Holders according to the provisions of the Indenture.

Section 11.09. Collateral Agent.

(a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided in the Indenture, the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act under the Indenture or the Security Documents, except for its own willful misconduct, negligence or bad faith.

(b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(c) If the Company or any Subsidiary (i) incurs Priority Lien Obligations at any time when no Intercreditor Agreement is in effect or at any time when Priority Lien Obligations entitled to the benefit of an existing Intercreditor Agreement are concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the Priority Lien Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

Section 11.10. Designations. Except as provided in the next sentence, for purposes of the provisions hereof permitting or requiring the Company to designate any Lien on any Collateral as a “Priority Lien” hereunder, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer thereof and delivered to the Trustee and the Collateral Agent. For all purposes hereof, the Company hereby designates the Liens on the Collateral securing the Credit Agreement Indebtedness incurred or arising under or in respect of the Credit Agreement as in effect on the Issue Date as “Priority Liens” hereunder.

Section 11.11. Termination of Liens. The Trustee will, at the written request of the Company, instruct the Collateral Agent to release the Liens granted by the Security Documents upon satisfaction and discharge of the Indenture with respect to the Securities as described in Article 6. Upon receipt of such instruction and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge any such instruments or releases to evidence the release of such Liens.

Section 11.12. Excluded Securities. Notwithstanding anything to the contrary provided in this First Supplemental Indenture (including without limitation Sections 3.06 and 11.01 hereof) or any of the Security Documents, (i) the Collateral shall at no time include any Capital Stock or other securities of any Subsidiary of the Company that constitute Excluded Securities, and (ii) any portion of the Excluded Securities may continue to secure any Priority Lien Obligations. The Security Documents may be amended or modified, without the consent of any Holder, from time to time to the extent necessary to release the Liens on any Excluded Securities.

Section 11.13. Automatic Waiver of Covenants in Security Documents. In the event that the requisite holders of the Priority Lien Obligations (or any representatives thereof) waive or amend any covenant in a Priority Lien Obligation Security Document, the corresponding covenant in any Security Document will automatically be deemed waived or amended to the same extent; provided, however, that after giving effect to the waiver or amendment, at least $5,000,000 of Priority Lien Obligations remain outstanding or committed.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Compliance with Trust Indenture Act. In addition to the Company’s reporting obligations set forth in Section 7.4 of the Original Indenture, the Company shall also comply with the provisions of Section 314(a) of the Trust Indenture Act.

Section 12.02. No Defeasance. The provisions of Article Thirteen of the Original Indenture shall not apply to any Securities issued under this First Supplemental Indenture.

Section 12.03. Communication by Holders with other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this First Supplemental Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 12.04. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.05. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.06. No Recourse Against Others. An incorporator, director, officer, employee, partner or stockholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or such Guarantor under the Securities, the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.07. Successors. All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 12.08. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

Section 12.09. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.10. Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.11. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 12.12. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

FLOTEK INDUSTRIES, INC.

By:	/s/ John Chisholm
Name: John Chisholm
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea
Title: Vice President

GUARANTORS:

TELEDRIFT COMPANY

FLOTEK PAYMASTER, INC.

MATERIAL TRANSLOGISTICS, INC.

PETROVALVE, INC.

TURBECO, INC.

USA PETROVALVE, INC.

FLOTEK INTERNATIONAL, INC.

PADKO INTERNATIONAL INCORPORATED

FLOTEK ECUADOR MANAGEMENT, LLC

FLOTEK ECUADOR INVESTMENTS, LLC

By:	/s/ John Chisholm
Name: John Chisholm
Title: President

SOONER ENERGY SERVICES, LLC CESI MANUFACTURING, LLC CESI CHEMICAL, INC.

By:	/s/ John Chisholm
Name: John Chisholm
Title: Chief Executive Officer

FLOTEK INDUSTRIES FZE

By:	/s/ John Chisholm
Name: John Chisholm
Title: President

EXHIBIT A

[FORM OF FACE OF SECURITY]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS MARCH 31, 2010. A HOLDER MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR THE SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO FLOTEK INDUSTRIES, INC., 2930 WEST SAM HOUSTON PARKWAY NORTH, SUITE 300, HOUSTON, TX 77043, ATTENTION: CHIEF FINANCIAL OFFICER.

[IF THE SECURITIES ARE SUBJECT TO TRANSFER RESTRICTIONS: THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER, THE REGISTRAR AND THE TRANSFER AGENT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.]

No. [    ] Principal Amount $[            ].

5.25% Convertible Senior Secured Notes due 2028

Flotek Industries, Inc., a Delaware corporation, promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars on February 15, 2028.

Interest Payment Dates:	February 15 and August 15
Regular Record Dates:	February 1 and August 1

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Dated: [            ]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Each of the Guarantors (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article 10 of the First Supplemental Indenture and Article Fourteen of the Original Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.

TELEDRIFT COMPANY

FLOTEK PAYMASTER, INC.

MATERIAL TRANSLOGISTICS, INC.

PETROVALVE, INC.

TURBECO, INC.

USA PETROVALVE, INC.

FLOTEK INTERNATIONAL, INC.

PADKO INTERNATIONAL INCORPORATED

FLOTEK ECUADOR MANAGEMENT, LLC

FLOTEK ECUADOR INVESTMENTS, LLC

By:
Name: John Chisholm
Title: President

SOONER ENERGY SERVICES, LLC CESI MANUFACTURING, LLC CESI CHEMICAL, INC.

By:
Name: John Chisholm
Title: Chief Executive Officer

FLOTEK INDUSTRIES FZE

By:
Name: John Chisholm
Title: President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

TERMS OF SECURITIES

5.25% Convertible Senior Secured Notes due 2028

The Company issued this Security under an Indenture dated as of March 31, 2010 (the “Original Indenture”), among the Company, the guarantors party thereto and the Trustee, as supplemented by the First Supplemental Indenture dated as of March 31, 2010 (the “First Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.

1.	Interest

Flotek Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 5.25% per annum until the principal hereof is paid or made available for payment.

The Company will pay interest semiannually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2010, to Holders of record on the immediately preceding February 1 and August 1. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 31, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Contingent Interest

Subject to the accrual and record date provisions described above, the Company will pay Contingent Interest to the Holders of the Securities during any six-month period from an Interest Payment Date to, but excluding, the following Interest Payment Date, commencing with the six-month period beginning on February 15, 2013, if the Trading Price of the Securities for each of the five Trading Days ending on the third Trading Day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the Securities.

The amount of Contingent Interest payable per each $1,000 principal amount of Securities with respect to any six-month period will equal 0.50% per annum of the average Trading Price of the Securities for the five Trading Days referred to above.

Upon determination that Holders of the Securities will be entitled to receive Contingent Interest that will become payable during a relevant six-month period, on or prior to the start of such six-month period, the Company will provide an Officer’s Certificate to the Trustee setting forth the amount of contingent interest per $1,000 principal amount of the Securities and disseminate a press release through a public medium that is customary for such press releases.

The Company may cause to be withheld from any payment hereunder any tax withholding required by law or regulations, including, in the case of any withholding obligation arising from income that does not give rise to any cash or property from which any applicable withholding tax could be satisfied, set off against any subsequent payment of cash or property hereunder.

The Company may unilaterally increase the amount of Contingent Interest it may pay or interest or other amounts it is obligated to pay, but the Company will have no obligation to do so.

3.	Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, interest (including Contingent Interest and Additional Interest, if any) or premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay principal of Securities at the office or agency designated by the Company for such purpose. Interest (including Contingent Interest and Additional Interest, if any) on Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

4.	Redemption

Subject to certain conditions specified in the Indenture, the Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after February 15, 2013 and at a price equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to but excluding the Redemption Date (unless the Redemption Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date).

5.	Sinking Fund

The Securities are not subject to any sinking fund.

6.	Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change

(a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on each of February 15, 2013, February 15, 2018 and February 15, 2023 at a Purchase Price specified in the Indenture.

(b) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Fundamental Change Purchase Price specified in the Indenture.

7.	Conversion

Subject to the limitations in Section 9.01(h) of the Indenture, a Holder may convert its Securities prior to January 15, 2028 in accordance with the procedures for conversion set forth in the Indenture only when one or more of the conditions specified in the Indenture are met and during the related specified period. Subject to the limitations in Section 9.01(h) of the Indenture, on or after January 15, 2028, a Holder may convert its Securities in accordance with the procedures for conversion set forth in the Indenture until the close of business on the second Business Day immediately preceding Stated Maturity regardless of such conditions specified in the Indenture.

The initial Conversion Rate is 43.9560 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will either (i) deliver shares of Common Stock based on the Conversion Rate or (ii) pay cash and shares of Common Stock, if any, as set forth in the Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

8.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to mailing a notice of redemption under Article 4 of the First Supplemental Indenture and Article Eleven of the Original Indenture.

9.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal, premium, if any, or interest (including Contingent Interest and Additional Interest, if any) remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.	Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture, the Securities, the Securities Guarantee, the Security Documents and the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.

In addition, the Indenture permits an amendment of the Indenture, the Securities, the Securities Guarantee, the Security Documents and the Intercreditor Agreement without the consent of any Holder under certain circumstances specified in the Indenture.

12.	Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

The sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 12.01 of the First Supplemental Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.25% per annum.

Holders may not enforce the Indenture, the Securities, the Securities Guarantee or the Security Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Securities, the Securities Guarantee and the Security Documents unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, interest (including Contingent Interest and Additional Interest, if any) or premium, if any) if it determines that withholding notice is in their interest.

13.	Security Documents.

The Securities and the Securities Guarantee are secured on a second-priority basis (subject to Permitted Collateral Liens) by the Liens created by the Security Documents, subject to the terms of the Indenture, the Security Documents and the Intercreditor Agreement.

14.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

An incorporator, director, officer, employee, partner, sponsor or stockholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or such Guarantor under the Securities, the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.	Governing Law

This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

Flotek Industries, Inc.

2930 West Sam Houston Parkway North, Suite 300

Houston, TX 77043

Attention: Chief Financial Officer

Facsimile: (713) 466-8386

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

[FOR INCLUSION ONLY IF THE SECURITY BEARS A RESTRICTED SECURITIES LEGEND: In connection with the transfer of this Security, the undersigned confirms that this Security is being transferred:

CHECK ONE BOX BELOW:

(1)	[ ] to the Company;

(2)	[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Act”);

(3)	[ ] pursuant to and in compliance with Regulation S under the Act;

(4)	[ ] pursuant to and in compliance with Rule 144 under the Act;

(5)	[ ] pursuant to and in compliance with another available exemption from, or in a transaction not subject to, the registration requirements of the Act; or

(6)	[ ] pursuant to and in compliance with a currently effective Registration Statement under the Act.

Unless one of the boxes is checked the Registrar will refuse to register this Security in the name of any person other than the registered holder hereof. In addition the Company or the Registrar may require, prior to registering any such transfer of this Security, such certifications, other information and legal opinions as are reasonably necessary or desirable to confirm that such transfer is being made in accordance with the registration requirements of the Act, or a valid exemption therefrom.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

FORM OF RULE 144(b)(1) NOTICE

To:	Registrar of Flotek Industries, Inc. 5.25% Convertible Senior Secured Notes due 2028

The undersigned registered Holder of this Security hereby notifies the Registrar that such Holder is eligible to sell or transfer this Security pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended (the “Act”), and hereby requests the Registrar issue and register in the name of the Holder a replacement Security that does not bear a legend restricting the transfer of the Securities under the Act.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

FORM OF CONVERSION NOTICE

To:	Flotek Industries, Inc.

The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below in accordance with the terms of the Indenture referred to in this Security, and directs that cash, and the shares of Common Stock of Flotek Industries, Inc., if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in if cash or shares are to be issued, or Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:	Flotek Industries, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Flotek Industries, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:	Signature Guarantee

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF PURCHASE NOTICE

To:	Flotek Industries, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Flotek Industries, Inc. (the “Company”) as to the Holder’s option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:	Signature Guarantee

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address